Exhibit 99.1

NEWS RELEASE	1101 East Arapaho Road Suite 200 Richardson TX 75081 USA (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

INTRUSION INC. ACHIEVES SIXTH CONSECUTIVE PROFITABLE QUARTER IN THE THIRD QUARTER OF 2010

Richardson, Texas — November 10, 2010 — Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) announced today financial results for the three and nine months ended September 30, 2010.

Intrusion’s net income was $203 thousand in the third quarter 2010 compared to $79 thousand net income for the third quarter 2009.  Intrusion achieved net income for the sixth consecutive quarter in the third quarter 2010.

Revenue for the third quarter 2010 was $1.6 million compared to $1.3 million in the third quarter 2009.

Gross profit margin was 62 percent of revenue in the third quarter of 2010 compared to 65 percent in the third quarter 2009.

Intrusion’s third quarter 2010 operating expenses were $0.8 million compared to $0.7 million in the third quarter 2009.

As of September 30, 2010, Intrusion reported cash and cash equivalents of $0.3 million, a working capital deficiency of $0.6 million and debt of $0.7 million.

“Our sixth consecutive profitable quarter is outstanding and is the result of good gross profit margins and continued operating expense control.  Our total orders booked in the third quarter were $1.8 million.” stated G. Ward Paxton, President and CEO of Intrusion.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until November 17, 2010 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 23921753.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification systems, high speed data mining, regulated information compliance, data leak prevention and data privacy protection, and network intrusion prevention and detection products.  Intrusion’s product families include TraceCop™ for entity identification, Savant™ for network data mining, Compliance Commander™ for regulated information compliance, data leak prevention and data privacy protection, and Intrusion SecureNet for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the effects of sales and implementation cycles for our products on our quarterly results and difficulties in accurately estimating market growth, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  The factors that could cause actual results to differ materially from expectations are detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$298	$519
Accounts receivable	466	351
Inventories, net	29	7
Prepaid expenses	32	68
Total current assets	825	945

Property and equipment, net	135	146
Other assets	39	39
TOTAL ASSETS	$999	$1,130

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Loan payable to officer	$670	$—
Accounts payable and accrued expenses	639	674
Dividends payable	35	360
Deferred revenue	107	93
Total current liabilities	1,451	1,127

Loan payable to officer	—	970

Stockholders’ Deficit:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 220 Liquidation preference of $1,128 as of September 30, 2010	778	778
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155 as of September 30, 2010	724	724
Series 3 shares issued and outstanding — 354 Liquidation preference of $775 as of September 30, 2010	504	504
Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 11,786 in 2010 and 11,715 in 2009 Outstanding shares — 11,776 in 2010 and 11,705 in 2009	118	117
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	55,578	55,545
Accumulated deficit	(57,566)	(58,094)
Accumulated other comprehensive loss	(226)	(179)
Total stockholders’ deficit	(452)	(967)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$999	$1,130

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	1,577	1,253	4,650	3,401
Cost of revenue	594	435	1,696	1,145

Gross profit	983	818	2,954	2,256

Operating expenses:
Sales and marketing	179	198	639	733
Research and development	379	288	1,024	904
General and administrative	262	235	778	768

Operating income (loss)	163	97	513	(149)

Interest expense, net	(7)	(18)	(32)	(44)
Other income	47	—	47	—

Income (loss) before income taxes	203	79	528	(193)

Income tax provision	—	—	—	—

Net income (loss)	$203	$79	$528	$(193)

Preferred stock dividends accrued	(38)	(38)	(113)	(116)
Net income (loss) attributable to common stockholders	$165	$41	$415	$(309)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.00	$0.04	$(0.03)
Diluted	$0.01	$0.00	$0.03	$(0.03)

Weighted average common shares outstanding:
Basic	11,744	11,704	11,728	11,669
Diluted	14,126	13,529	13,898	11,669